                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                         St. Joseph Light & Power Company
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
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     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
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
                                     [LOGO]

                        ST. JOSEPH LIGHT & POWER COMPANY
                       520 FRANCIS STREET, P. O. BOX 998
                        ST. JOSEPH, MISSOURI 64502-0998

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 15, 1996

                            ------------------------

    The Annual Meeting of Shareholders of St. Joseph Light & Power Company will be held at The Albrecht-Kemper Museum of Art, 2818 Frederick Avenue, St. Joseph, Missouri, at 9 o'clock A.M., local time, on May 15, 1996 for the following purposes:

    (1) To elect three Class III directors to serve until the 1999 Annual Meeting of Shareholders and until their successors have been elected and qualified;

    (2) To approve the Long-Term Stock Incentive Plan for Non-Employee
       Directors;

    (3) To approve the appointment of Arthur Andersen, LLP as independent auditors for 1996; and

    (4) To transact such other business as may properly come before the meeting or any adjournments thereof.

    Only holders of Common Stock of record at the close of business on March 27, 1996 are entitled to notice of and to vote at the meeting or any adjournments thereof.

    YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED.

                                           By Order of the Board of Directors:
                                                      GARY L. MYERS
                                                        Secretary

St. Joseph, Missouri
April 2, 1996

                        ST. JOSEPH LIGHT & POWER COMPANY
                       520 FRANCIS STREET, P. O. BOX 998
                        ST. JOSEPH, MISSOURI 64502-0998
                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 15, 1996

    The accompanying proxy is solicited by the Board of Directors of St. Joseph Light & Power Company and is for use at the Annual Meeting of Shareholders on May 15, 1996 and any adjournments thereof. This proxy statement and the form of proxy will be first sent or given to shareholders on or about April 2, 1996.

    A shareholder who executes a proxy may revoke it at any time before it is voted by giving written notice of the termination thereof to the Secretary of the Company, by executing a proxy bearing a later date which is voted at the meeting or by attending the meeting and revoking the proxy by verbal or written notice to the Secretary. Proxies in the accompanying form, properly executed and received by the Company prior to the meeting and not revoked, will be voted as directed therein on all matters presented at the meeting. In the absence of a specific direction from the shareholder, proxies will be voted for the election of the named Class III director nominees, for the approval of the Long-Term Stock Incentive Plan for Non-Employee Directors, and for the approval of Arthur Andersen, LLP as independent auditors. The Board of Directors does not know of any other matters to be brought before the meeting; however, if other matters should properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon at their discretion.

    The solicitation will be made primarily by mail, but shareholders may be solicited personally or by telephone by employees or agents of the Company who will not receive special compensation for such services. All costs of soliciting proxies will be borne by the Company. Upon request, brokers and nominees will be reimbursed for reasonable out-of-pocket expenses incurred by them in forwarding proxy material to beneficial owners of the Company's Common Stock.

    The Board of Directors has fixed the close of business on March 27, 1996 as the record date for the determination of shareholders of the Company entitled to receive notice of and to vote at the Annual Meeting of Shareholders on May 15, 1996 and any adjournments thereof. As of March 27, 1996, 3,916,975 shares of Common Stock were outstanding and entitled to vote. Each such share is entitled to one vote on all matters brought before the meeting. Any shares held in the Automatic Dividend Reinvestment and Optional Cash Payment Plan will be voted in accordance with the direction given on the proxy.

                               VOTING INFORMATION

    The affirmative vote of a plurality of the shares entitled to vote in the election of directors and represented in person or by proxy at the meeting is required to elect the Class III directors. Accordingly, if a quorum is present, the three persons receiving the greatest number of votes will be elected to serve as Class III directors. Withholding authority to vote for a director nominee will not prevent such nominee from being elected.

    For each matter other than the election of directors, if a quorum is present, the affirmative vote of a majority of the shares entitled to vote on such matter and represented in person or by proxy at the meeting is required for approval. Accordingly, an abstention with respect to such matter will be treated as a vote against such matter.

    If a proxy is marked to indicate that all or a portion of the shares represented by such proxy are not being voted with respect to one of the matters to be considered at the meeting, such non-voted shares will not be considered present and entitled to vote on such matter. Accordingly, non-voted shares with respect to a matter will not affect the outcome of such matter.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS
        INFORMATION ABOUT NOMINEES FOR DIRECTOR AND CONTINUING DIRECTORS

    The Restated Articles of Incorporation (the "Articles") of the Company provide that members of the Company's Board of Directors shall be divided into three classes with each Class term to be for three years. The terms of the three directors in Class III expire at the 1996 Annual Meeting.

    The Board of Directors, upon the recommendation of its Nominating Committee, has nominated Messrs. Richard M. Burridge, Robert L. Simpson and Gerald R. Sprong for election to the Board of Directors to serve as members of Class III until the 1999 Annual Meeting of Shareholders and upon election and qualification of their successors. Messrs. Burridge, Simpson and Sprong are presently members of the Board and were elected to the office by vote of the shareholders.

    All proxies will be voted for the nominees below to serve as Class III directors, unless authority to do so is withheld. If a nominee becomes unavailable for election to the Board of Directors, the proxies will be voted for the election of a substitute nominee designated by the Board of Directors.

    The following information is supplied for each person nominated for election as a director, as well as each person whose term of office as a director will continue after the meeting. Each nominee and continuing director has been engaged in his principal occupation for at least the last five years unless otherwise noted.

                                                                                                                DIRECTOR
                                                                                                              CONTINUOUSLY
NAME AND PRINCIPAL OCCUPATION                                                                       AGE           SINCE
- ----------------------------------------------------------------------------------------------      ---      ---------------
Class III -- Nominees for Term Expiring in 1999:
  Richard M. Burridge.........................................................................          67           1987
    President, The Burridge Group Inc. (money manager), Chicago, Illinois. Director: Computer
     Access, Intl., Denver, Colorado; Fort Dearborn Income Securities, Chicago, Illinois;
     Lincoln National Income Fund, Chicago, Illinois; Lincoln National Convertible Fund,
     Chicago, Illinois; Lincoln Advisor Funds, Inc., Fort Wayne, Indiana; Cincinnati Financial
     Corp., Cincinnati, Ohio.
  Robert L. Simpson...........................................................................          62           1983
    Consultant, Hawthorn Financial Corporation doing business as Burnham Colman McMurray &
     Hatten (insurance brokers), St. Joseph, Missouri since 1993 and General Partner, St.
     Joseph Riverboat Partners (riverboat casino), St. Joseph, Missouri since 1994. President,
     Hawthorn Financial Corporation for the preceding 5-year period.

                                                                                                                DIRECTOR
                                                                                                              CONTINUOUSLY
NAME AND PRINCIPAL OCCUPATION                                                                       AGE           SINCE
- ----------------------------------------------------------------------------------------------      ---      ---------------
  Gerald R. Sprong............................................................................          62           1976
    President and Chief Executive Officer, The Morris Plan Company of St. Joseph (financial management and lending), St. Joseph, Missouri, and Director, President and Chief
     Executive Officer, First Savings Bank, F.S.B., Manhattan, Kansas.
Class I -- Continuing Directors for Term Expiring in 1997:
  Daniel A. Burkhardt.........................................................................          48           1988
    General Partner, The Jones Financial Companies (investment banking and retail securities firm), St. Louis, Missouri. Director: Essex County Gas Company, Amesbury, Massachusetts;
     Galaxy Cablevision Management, Inc., Sikeston, Missouri; Mid-America Realty Investments,
     Inc., Omaha, Nebraska; CIP Management, Inc., St. Louis, Missouri.; Southeastern Michigan
     Gas Enterprises, Port Huron, Michigan.
  James P. Carolus............................................................................          45           1989
    President and Chief Executive Officer, Hillyard Industries, Inc. (manufacturer of maintenance cleaning products), St. Joseph, Missouri.
  Terry F. Steinbecker........................................................................          50           1985
    President and Chief Executive Officer of the Company, St. Joseph, Missouri.
Class II -- Continuing Directors for Term Expiring in 1998:
  John P. Barclay, Jr.........................................................................          66           1974
    Chairman, President and Chief Executive Officer, Wire Rope Corporation of America, Inc.
     (manufacturer and distributor of wire rope and wire rope products), St. Joseph, Missouri.
  William J. Gremp............................................................................          53           1995
    Manager and Managing Director, Global Power Division, The Chase Manhattan Bank, N.A., New
     York, New York.
  David W. Shinneman..........................................................................          57           1994
    President, Shinneman Management Company (owning and operating McDonald's restaurants), St.
     Joseph, Missouri.

- ------------------------

    The Company has transactions in the ordinary course of business with firms, including borrowings from banks, in which various members of its Board of Directors hold directorships.

COMMITTEES AND COMPENSATION OF THE BOARD OF DIRECTORS

    The Executive Committee was established in January 1987 and has held no meetings to date. The Executive Committee is empowered generally to act on any item upon which the full Board may act with the exception of the declaration of dividends. Messrs. Barclay, Carolus, Simpson, Sprong and Steinbecker comprise the Executive Committee.

    The Audit Committee reviews the work of the independent auditors. Its functions are to: recommend to the Board of Directors independent auditors to be selected; discuss with the independent auditors the scope and results of their audit; discuss with the independent auditors and management the Company's accounting principles, policies and practices and its reporting policies and practices; and discuss with the independent auditors and internal auditors the adequacy of the Company's internal accounting controls and the Company's financial matters. The Audit Committee held two meetings in 1995. Messrs. Barclay, Burkhardt, Gremp, and Simpson comprise the Audit Committee.

    The Compensation Committee reviews management's evaluation of the performance of Company officers and officers' compensation arrangements; recommends to the Board at each annual meeting of the Board a slate of officers to be elected for the following year and the compensation level of each; and recommends the compensation to be paid to outside directors for the following year. The Compensation Committee held four meetings in 1995. Messrs. Burridge, Carolus, Shinneman and Sprong comprise the Compensation Committee.

    The Nominating Committee establishes criteria and procedures for the election of directors; reviews management's evaluation of any officers proposed for nomination to the Board; reviews the qualifications of and, when necessary and appropriate, interviews candidates who may be proposed for nomination; recommends to the full Board not less than 90 days prior to each Annual Meeting of Shareholders directors to be elected at such Annual Meeting of Shareholders; recommends to the Board any changes in the structure, size or function of the Board as such Committee deems appropriate; and performs such other duties in connection with the election or termination of directors as the Board may request. The Nominating Committee held one meeting in 1995. Although the Committee does not actively solicit recommendations from shareholders, the Board of Directors has adopted procedures whereby shareholders may nominate candidates for positions on the Board of Directors. These procedures are contained in the Company's Bylaws and, among other requirements contained therein, require the shareholder making the nomination to do so in writing to the Company's corporate secretary at least 30 days but no more than 90 days prior to the anniversary date of the record date for the determination of shareholders entitled to vote in the immediately preceding annual meeting of shareholders. Any nomination made in accordance with such procedures will be considered by the Committee. Messrs. Barclay, Burkhardt, Simpson and Sprong comprise the Nominating Committee.

    All outside directors are compensated for services as a director at the rate of $1,000 per month plus $600 for each board meeting attended. In addition, each outside director receives $600 for attendance at each meeting of a board committee of which he is a member. The Board of Directors held six regular meetings in 1995. During 1995, all members of the Board of Directors attended at least 75 percent of the aggregate number of meetings of the Board and of meetings of Committees on which they served. Mr. Shinneman, however, due to an oversight, did not timely file on Form 4 with the SEC a purchase of 33 shares of Company Common Stock in December 1995. In addition, also due to an oversight, Mr. Burridge did not timely file Form 5 which reflected a gift of 750 shares of Common Stock in December 1995. Also, each member of the Board of Directors entered into an Indemnification Agreement effective December 1, 1993 (Mr. Shinneman's was effective July 20, 1994 and Mr. Gremp's was effective May 17,
1995). Each agreement provides for indemnification of the director in the event of settlement of a claim or lawsuit arising out of the performance of the respective director's duties.

    The Board of Directors is also requesting shareholder approval of the St. Joseph Light & Power Company Long-Term Stock Incentive Plan for Non-Employee Directors. This proposal is discussed later in this proxy statement.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table indicates beneficial ownership of the Company's Common Stock as of March 27, 1996 of directors, nominees for director and executive officers named in the Summary Compensation Table below and directors and executive officers as a group.

                                                                           AMOUNT AND NATURE OF
                                                                           BENEFICIAL OWNERSHIP
                                  NAME                                              (1)             PERCENT OF CLASS
- ------------------------------------------------------------------------  -----------------------  -------------------
John P. Barclay, Jr.....................................................               450                    (2)
Daniel A. Burkhardt.....................................................               479                    (2)
Richard M. Burridge.....................................................               575                    (2)
James P. Carolus........................................................               439                    (2)
William J. Gremp........................................................                 0                    (2)
Gary L. Myers...........................................................             3,104                    (2)
David W. Shinneman......................................................               263                    (2)
Robert L. Simpson.......................................................             1,500                    (2)
Robert L. Slater........................................................             8,910                    (2)
Gerald R. Sprong........................................................             1,675                    (2)
Terry F. Steinbecker....................................................             7,059                    (2)
Larry J. Stoll..........................................................             6,249                    (2)
John A. Stuart..........................................................             1,709                    (2)
Dwight V. Svuba.........................................................             3,953                    (2)
All directors and executive officers as a group.........................            36,365                    (2)

- ------------------------

(1) In each case, the individual and each member of the group has sole voting and investment discretion with respect to the shares beneficially owned by such individual or member.

(2) Less than one percent.

EXECUTIVE COMPENSATION

    The following table sets forth compensation information of the President and Chief Executive Officer and the four other most highly compensated executive officers during 1995 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                   COMPENSATION
                                                                                      AWARDS
                                                                                   -------------
                                                            ANNUAL COMPENSATION     RESTRICTED
                                                          -----------------------  STOCK AWARDS        ALL OTHER
         NAME AND PRINCIPAL POSITION             YEAR     SALARY ($)   BONUS ($)      ($)(A)      COMPENSATION ($)(B)
- ---------------------------------------------  ---------  ----------  -----------  -------------  -------------------
T. F. Steinbecker............................       1995  $  199,307   $  25,263     $       0         $   4,980
  President and Chief                               1994     194,522      51,109        19,479             4,656
  Executive Officer                                 1993     191,522           0        41,756             4,610
G. L. Myers..................................       1995     103,113      10,500             0             3,399
  Vice President-                                   1994     100,900      21,000         6,005             3,306
  General Counsel & Secretary                       1993      97,700           0        13,651             3,225
R. L. Slater.................................       1995     125,981      12,700             0             5,848
  Vice President-Administration                     1994     124,300      26,103         9,351             5,836
                                                    1993     122,460           0        20,915             5,780
L. J. Stoll..................................       1995     125,798           0             0             4,000
  Vice President-Finance                            1994     122,436      25,620         9,172             3,966
  Treasurer & Assistant Secretary                   1993     118,742           0        19,893             3,868
D. V. Svuba..................................       1995     119,296      12,190             0             4,443
  Vice President-Energy Supply                      1994     115,000      24,150         8,634             4,314
                                                    1993     111,891           0        18,761             4,220

- ------------------------
(A) The Restricted Stock Plan adopted by the Company's shareholders at the 1992 Annual Meeting was terminated by the Board of Directors on March 16, 1994. As a result, no awards were made for 1995 or 1996. Each remaining award from previous years vests one-third of the total each year after the date of grant with total vesting occurring at the 3-year anniversary. As of December 31, 1995, the value and number of restricted shares held by the named executive officers were as follows: $28,968 for Mr. Steinbecker -- 816 shares; $9,195 for Mr. Myers -- 259 shares; $14,200 for Mr. Slater -- 400 shares; $13,739 for Mr. Stoll -- 387 shares; and $12,922 for Mr. Svuba -- 364 shares, without giving effect to the diminution of value attributable to the restrictions on such shares. The amount reported in the table represents the market value of the shares at the date of grant. Dividends are paid on restricted shares at the same rate and at the same time as on shares of Common Stock.

(B) The amounts shown in this column for the last fiscal year are derived as follows: Mr. Steinbecker -- $522 Company-paid term life insurance premium in excess of $50,000 group term amount and $4,458 Company-paid 401(k) Plan match; Mr. Myers -- $306 Company-paid term life insurance premium in excess of $50,000 group term amount and $3,093 Company-paid 401(k) Plan match; Mr. Slater -- $2,106 Company-paid term life insurance premium in excess of $50,000 group term amount and $3,742 Company-paid 401(k) Plan match; Mr. Stoll -- $306 Company-paid term life insurance premium in excess of $50,000 group term amount and $3,694 Company-paid 401(k) Plan match; and Mr. Svuba -- $864 Company-paid term life insurance premium in excess of $50,000 group term amount and $3,579 Company-paid 401(k) Plan match.

    The following table sets forth the number of shares of restricted stock, including the value thereof as of January 1, 1995, which are subject to Stock Awards granted in 1995 for the Second Performance Cycle under the Plan.

                      LONG-TERM INCENTIVE PLANS -- AWARDS
                              IN LAST FISCAL YEAR

                                                                                                   ESTIMATED FUTURE
                                                                                 PERFORMANCE        PAYOUTS UNDER
                                                                                  OR OTHER            NON-STOCK
                                                                                PERIOD UNTIL      PRICE-BASED PLANS
                                                                    NUMBER OF   MATURATION OR  ------------------------
NAME                                                                 SHARES        PAYOUT       THRESHOLD     MAXIMUM
- -----------------------------------------------------------------  -----------  -------------  -----------  -----------
T.F. Steinbecker.................................................       2,095       3 Years         2,095        4,190
G.L. Myers.......................................................         717       3 Years           717        1,434
R.L. Slater......................................................         892       3 Years           892        1,784
L.J. Stoll.......................................................         875       3 Years           875        1,750
D.V. Svuba.......................................................         825       3 Years           825        1,650

- ------------------------
(1) For each Stock Award, a Threshold Goal for each participant is established by applying a formula of 30 percent of base pay in the case of the President, 20 percent for all other officers and up to 20 percent for each key employee. This product is then converted to a number of shares of Common Stock by dividing this product by the closing price of the Common Stock as of the first business day of a Performance Cycle. At the end of a Performance Cycle, the Company's Total Shareholder Return will be compared to that of the peer group and the amount of a Stock Award which is earned, if any, will be determined based on the Company's "Percentile Performance" measured against the peer group. The percentage of the Threshold Goal for a participant which is earned will range from (i) 0 percent (no payout) if the Company's percentile ranking of its Total Shareholder Return is less than the 50th percentile to (ii) 200 percent if the Company's percentile ranking of its Total Shareholder Return is at the 80th percentile or greater.

    The following table shows estimated annual pension benefits payable to the named executive officers under the Company's non-contributory defined benefit pension plan (the "Pension Plan") and the Supplemental Retirement Plan:

                               PENSION PLAN TABLE

                                                                            YEARS OF SERVICE
                                                       ----------------------------------------------------------
REMUNERATION                                               15          20          25          30          35
- -----------------------------------------------------  ----------  ----------  ----------  ----------  ----------
$100,000.............................................  $   75,000  $   75,000  $   75,000  $   75,000  $   75,000
 125,000.............................................      93,750      93,750      93,750      93,750      93,750
 150,000.............................................     112,500     112,500     112,500     112,500     112,500
 175,000.............................................     131,155     131,250     131,250     131,250     131,250
 200,000.............................................     148,109     150,000     150,000     150,000     150,000
 225,000.............................................     165,064     168,750     168,750     168,750     168,750
 250,000.............................................     187,500     187,500     187,500     187,500     187,500

    Directors who are not employees of the Company are excluded from participating in the Pension Plan and Supplemental Retirement Plan.

    Covered compensation is salary and includes substantially all compensation shown in the salary column of the Summary Compensation Table. The pension benefits shown above assume retirement at age 65 in 1995 and that the retiree has elected a 50 percent qualified joint and survivor benefit and the spouse is age 63. The pension benefits shown above are not subject to any deduction for Social Security benefits received by employees or for any other offset amounts, except as noted in the next paragraph.

    The Supplemental Retirement Plan provides executive officers of the Company a supplement to the benefits payable under the Pension Plan as limited by the Internal Revenue Code up to the amount, which when aggregated with payments made from the Pension Plan and Social Security benefits would equal a maximum of 75 percent of the benefit otherwise payable under the Plan without the limitations of the Code calculated on the basis of the officer's final annual salary. Benefits are calculated at three percent per year of final annual salary up to a maximum of 25 years of service. The Supplemental Retirement Plan also provides that in the event of a change in control of the Company generally defined as, subject to certain exceptions, the acquisition by an entity of 20 percent or more of the outstanding Common Stock of the Company, a change in the individuals who comprise the Board of Directors or approval by the shareholders of a merger of the Company or sale of substantially all of its assets, a participant will be credited with three additional years of service (with total credited years not to exceed 25). At December 31, 1995, Messrs. Steinbecker, Myers, Slater, Stoll and Svuba had 21, 16, 17, 21 and 29 years, respectively, of service.

    Messrs. Steinbecker, Myers, Slater and Stoll entered into employment contracts with the Company on January 17, 1986. These contracts were amended effective December 1, 1990 and a contract entered into on the same date with Mr. Svuba, who was elected an officer on December 1, 1990. These contracts were amended again on November 19, 1993. Each of the above contracts was amended effective March 20, 1996 generally to re-assign job functions and titles in accordance with the Company's February 1 re-organization. Each contract contains a three-year term and automatically renews for annual renewable one-year terms unless terminated by either party prior to its expiration date, which termination in the case of the Company requires 30 months notice to the employee. The Company is required to pay each named executive officer his unpaid salary (plus provide standard benefits for a three-year period) for the remainder of a contract term if he is terminated from employment for any reason other than "for cause". In addition, the Company is also required to pay a "gross up" amount, equal to any Federal excise tax levied or deemed owed, to each individual if a payment under the contract triggers such an excise tax. Compensation in each case is a specified minimum generally at the salary level shown in the Summary Compensation Table and salary adjustments may be made at the discretion of the Board of Directors. Based on the contracts' terms, the required termination notice and the compensation currently payable under the existing employment contracts, the maximum amounts which would be presently payable in the event of termination to Messrs. Steinbecker, Myers, Slater, Stoll and Svuba would be approximately $527,424, $333,344, $338,656, $341,600 and
$325,056, respectively. In addition, the above contracts provide for indemnification to the executive officers in the event of settlement of a claim or lawsuit against the executive arising out of the performance of his corporate duties.

REPORT OF COMPENSATION COMMITTEE

    The Compensation Committee (the "Committee") adopted a new salary matrix for the officer group at its March 19, 1996 meeting. The matrix was developed in conjunction with Watson Wyatt Worldwide. The matrix reflects base pay market comparables for each officer's salary grade. In addition, the Committee in consultation with Watson Wyatt Worldwide examined market data for the two other components of officer salary -- annual bonus and long-term incentive -- and made its evaluation and adjustments to the total salary package accordingly.

1995 PERFORMANCE APPRAISAL AND BASE PAY DETERMINATION

    The Committee meets annually with the president in regard to individual performance plans and appraisals and makes salary adjustments for the officer group. This meeting has traditionally been held in March of each year. The Committee, as a part of this process, takes into account the Company's overall financial health and performance for the preceding fiscal year.

    In regard to the president's compensation, the Committee makes an evaluation annually within the framework of the Company's salary administration program and makes adjustments accordingly. This was the methodology used for the last fiscal year.

    The Committee examined the Company's mission statement and strategic plan to determine if the Company's objectives and goals were met for 1995. Such objectives and goals contained in the Company's strategic plan include items such as return on equity and increase in dividend. The Company's stock performance and earnings and expense control were also considered. The Committee also considered major challenges faced by the Company during 1995, work load, community service by the president, customer and employee satisfaction as evidenced by Company surveys, as well as other subjective factors. Based on the president's performance and the factors outlined above, the Committee assigned a grade. The Committee did not assign a weight to any of the objectives, goals or other factors considered by the Committee when evaluating 1995 performance. Following this appraisal process, the Committee met with the president for discussion.

CASH AWARDS FOR 1995

    The Committee also considered cash awards to the officers in accordance with the Annual Bonus Plan (the "Plan") approved by the Board of Directors in March 1994. Cash awards to officers and other key Company employees of up to 25 percent in the case of the President, 20 percent for all other officers and 6 percent for all other covered employees are earned if certain objective performance levels are attained. These performance levels are measured against two equally weighted performance criteria, return on equity and controllable expenses. The Plan also encompasses an objective ratepayer protection provision that compares the Company's residential electric rates to a peer group consisting of utilities participating in the Missouri Valley Electric Association (MVEA). In addition, no award shall be made for a plan year in which the total dividends per share payable on the Common Stock are not equal to or greater than dividends per share for the prior plan year. The Committee examined the performance criteria in regard to the incentive award formula and made its awards accordingly. With respect to cash awards made for 1995, the Company met its target for return on equity but did not for controllable expenses. Further, the Company increased its Common Stock dividend rate per share during the year. As a result, an award equal to fifty percent of the maximum was made for the covered employees. Each award was then adjusted in accordance with the ratepayer protection factor contained in the Plan. This factor for 1995 was 1.00 which corresponds to the Company's third to the lowest ranking in the 82 percentile of residential rates as compared with the other MVEA companies. In regard to the President, this award equalled $25,263.

    The MVEA companies were selected because, for purposes of the Plan, the Company believes a smaller peer group comprised of utilities in the same region as the Company would better reflect the weather and economic conditions facing the Company, resulting in a more accurate basis on which to measure short-term performance. The Company believes that shareholders consider a broader array of utilities when making investment decisions. Accordingly, for purposes of the performance graph, the S&P 500 Index is utilized.

    The Committee at its March 19, 1996 meeting terminated the Plan and adopted a new one in substantially the same form. The primary change allows the President and the Committee to award an additional cash bonus of up to 20 percent of the total of all cash awards given for a plan year to an officer or group of officers who have exhibited extraordinary performance for that year. Discretionary awards, if any, will be made at the sole and final discretion of the Committee.

LONG-TERM INCENTIVE PLAN (LTIP)

    The LTIP was recommended by the Board of Directors in March 1994 and adopted by the shareholders at the May 18, 1994 Annual Meeting of Shareholders. It establishes overlapping three year performance cycles (the first cycle running from January 1, 1994 to December 31, 1996, the second cycle from January 1, 1995 to December 31, 1997 and so on) with the stock awards granted on the first day of a performance cycle. These awards are not earned, however, until the Company's total shareholder return is measured against a peer utility group (the EEI 100 Index of Investor-Owned Electrics) and determined on the basis of its percentile ranking. The Company officers are currently the only group eligible to participate and the earning of the first awards will not be considered generally until March 1997.

    For each Stock Award, a Threshold Goal for each participant is established by applying a formula of 30 percent of base pay in the case of the President, 20 percent for all other officers and up to 20 percent for each key employee. This product is then converted to a number of shares of Common Stock by dividing this product by the closing price of the Common Stock as of the first business day of a Performance Cycle. At the end of a Performance Cycle, the Company's Total Shareholder Return will be compared to that of the peer group and the amount of a Stock Award which is earned, if any, will be determined based on the Company's "Percentile Performance" measured against the peer group. The percentage of the Threshold Goal for a participant which is earned will range from (i) 0 percent (no payout) if the Company's percentile ranking of its Total Shareholder Return is less than the 50th percentile to (ii) 200 percent if the Company's percentile ranking of its Total Shareholder Return is at the 80th percentile or greater. The Committee at its March 19, 1996 meeting amended the "award as a % of threshold goal" downward which is intended to place even greater emphasis on shareholder value: Company's relative performance will have to increase for an officer to receive an award of the same value prior to this amendment. The amendment is effective for the Performance Cycles beginning January 1, 1996 and subsequently.

    In conclusion, the Committee believes that compensation approved by the Committee should be a reasonable and deductible expense of the Company. Further, the Committee affirms its commitment to the retention and recruitment of a highly motivated, competent work force and its integral role in the continuing success of the Company. The Committee believes that this commitment is being met and that the Company's compensation structure and benefits package are reasonable and serve the shareholder well.

                                          Respectfully submitted,
                                          The Compensation Committee:
                                          Richard M. Burridge
                                          James P. Carolus
                                          David W. Shinneman
                                          Gerald R. Sprong

CUMULATIVE TOTAL SHAREHOLDER RETURN

    The following line graph depicts information on total shareholder return over the last five years.

                 COMPARISON OF ST. JOSEPH LIGHT & POWER COMPANY
                 COMMON STOCK, S&P 500 INDEX AND EEI 100 INDEX*

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             1990       1991       1992       1993       1994       1995
SAJ              100      126.9     135.53     120.62     126.24     166.64
S&P 500          100     130.47     140.41     154.56      156.6     215.45
EEI 100          100     128.87     138.69     154.11     136.28     178.56

*Assumes (i) $100 invested on December 31, 1990 in each of the Company's Common
 Stock, the S&P 500 Index and EEI 100 Index and (ii) quarterly reinvestment of dividends.

                                   PROPOSAL 2
                   APPROVAL OF LONG-TERM STOCK INCENTIVE PLAN
                           FOR NON-EMPLOYEE DIRECTORS

GENERAL

    The Board of Directors is proposing for shareholder approval the St. Joseph Light & Power Company Long-Term Stock Incentive Plan for Non-Employee Directors (the "Plan"). The purposes of the Plan are (i) to align the interests of the Company's shareholders and the non-employee directors of the Company ("Non-Employee Directors") by increasing the proprietary interest of the Non-Employee Directors in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining well-qualified persons for service as Non-Employee Directors and (iii) to motivate Non-Employee Directors to act in the long-term best interests of the Company's shareholders.

    Under the Plan, as described more fully below, Non-Employee Directors will automatically be granted non-qualified options to purchase shares of Common Stock and restricted stock awards. The Board of Directors recommends that the shareholders approve the adoption of the Plan. The affirmative vote of a majority of the shares entitled to vote on the proposal and represented in person or by proxy at the meeting is required to approve the Plan. A copy of the Plan is attached as Exhibit A to this Proxy Statement.

PRINCIPAL FEATURES OF THE PLAN

    ADMINISTRATION. The Plan will be administered by the Compensation Committee of the Board of Directors or any other committee designated by the Board (the "Committee"). Awards of options and restricted stock will be automatic under the Plan. The Committee will have authority to prescribe rules and regulations for administering the Plan and to decide questions of interpretation or application of any provision of the Plan. Each award will be evidenced by a written agreement between the Company and the holder of the award.

    AVAILABLE SHARES. Under the Plan, 150,000 shares of Common Stock will be available for awards, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off or other similar change or event. The number of shares available under the Plan will be reduced by the sum of the aggregate number of shares of Common Stock (i) that are issued upon the grant of restricted stock and (ii) which become subject to outstanding options. To the extent that shares of Common Stock subject to an outstanding restricted stock award or option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such restricted stock award or option or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of such option, then such shares of Common Stock will again be available under this Plan.

    EFFECTIVE DATE, TERMINATION AND AMENDMENT. If approved by shareholders, the Plan will become effective as of January 17, 1996, the date the Plan was adopted by the Board of Directors. The Plan will terminate when shares are no longer available under the Plan, unless terminated earlier by the Board of Directors. The Board of Directors may amend the Plan at any time, subject to any requirement of shareholder approval required by applicable law, rule or regulation and provided that no amendment may be made without shareholder approval if such amendment would increase the maximum number of shares of Common Stock available under the Plan or reduce the minimum purchase price of a share of Common Stock subject to an option.

    STOCK OPTIONS. Under the Plan, Non-Employee Directors will automatically be granted, on the date of the 1996 Annual Meeting (the "1996 Meeting"), options to purchase 1,000 shares of

Common Stock for each full year such person has served as a Non-Employee Director through the date of the 1996 Meeting; provided that no Non-Employee Director may receive an option to purchase more than 7,000 shares. In addition, Non-Employee Directors will automatically be granted, on the date of each annual meeting of shareholders beginning with the 1996 Meeting, options to purchase 1,000 shares of Common Stock. Immediately after the 1996 Meeting, Messrs. Barclay, Burkhardt, Burridge, Carolus, Simpson and Sprong would each be granted options to purchase 8,000 shares of Common Stock while Messrs. Gremp and Shinneman would be granted options to purchase 2,000 and 3,000 shares, respectively.

    All options will have a purchase price per share equal to the fair market value of a share on the date of grant. Options will be exercisable in full on the date of grant and will expire ten years after the date of grant. Upon exercise of an option, the purchase price may be paid in cash, by delivery of previously owned shares of Common Stock or by authorizing the Company to withhold shares of Common Stock which would otherwise be delivered upon exercise of the option.

    If a Non-Employee Director ceases to be a director by reason of disability, each of such director's options may be exercised for a period of three years thereafter, but in no event after the expiration of the option. If a Non-Employee Director ceases to be a director by reason of death, each of such director's options may be exercised for a period of one year after the date of such director's death, but in no event after the expiration of the option. If a Non-Employee Director ceases to be a director for any reason other than ceasing to be a director of the Company by reason of disability or death, each of such director's options may be exercised for a period of six months thereafter, but in no event after the expiration of the option. In the event a Non-Employee Director dies during the three-year period after ceasing to be a director by reason of disability, or if a Non-Employee Director dies during the six-month period after ceasing to be a director for any reason other than ceasing to be a director of the Company by reason of disability, each of such director's options may be exercised for a period of six months after the date of death, but in no event after the expiration of the option.

    RESTRICTED STOCK AWARDS. All Non-Employee Directors will automatically be granted, on the date of the 1996 Meeting, restricted stock awards for 500 shares of Common Stock ("Initial Awards"). Initial Awards will vest on the first to occur of (i) re-election to the Board of Directors after the 1996 Meeting of the Non-Employee Director who holds such award and (ii) the date that the Non-Employee Director who holds such award ceases to serve as a director of the Company for any reason. In addition, beginning on the date of the 1996 Meeting, each Non-Employee Director who is elected a Non-Employee Director at an annual meeting, will automatically be granted restricted stock awards for 500 shares of Common Stock ("Annual Awards"). Annual Awards will vest in full on the third anniversary of the date of grant of such award. Messrs. Barclay, Burkhardt, Carolus, Gremp and Shinneman would each be granted 500 shares of restricted stock immediately after the 1996 Meeting and, if elected at the 1996 Meeting, Messrs. Burridge, Simpson and Sprong would each be granted 1,000 shares of restricted stock immediately after the 1996 Meeting.

    The holder of a restricted stock award will have voting rights and will have the right to receive regular cash dividends with respect to the shares of restricted stock.

    With respect to Initial and Annual Awards, termination of service as a director for any reason prior to a Non-Employee Director's re-election to the Board of Directors will result in a lapse of restrictions.

    CHANGE IN CONTROL. In the event of certain acquisitions of 20% or more of the Common Stock, a change in a majority of the Board of Directors, or the approval by shareholders of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of the Company (unless, among other conditions, the Company's shareholders receive 60% or more of the stock of the surviving company) or the approval by shareholders of a liquidation or dissolution of the Company, all restricted stock awards will vest.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a brief summary of certain U.S. federal income tax consequences generally arising with respect to options and restricted stock awards under the Plan.

    A Non-Employee Director will not recognize any income upon the grant of an option. A Non-Employee Director will recognize compensation taxable as ordinary income upon exercise of an option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction.

    A Non-Employee Director will not recognize taxable income at the time of the grant of a restricted stock award, and the Company will not be entitled to a tax deduction at such time, unless the Non-Employee Director makes an election to be taxed at the time restricted stock is granted. If such election is not made, the Non-Employee Director will recognize taxable income at the time the restrictions lapse in an amount equal to the fair market value of the shares at such time. The amount of ordinary income recognized by a Non-Employee Director by making the above-described election or upon the lapse of the restrictions is deductible by the Company as compensation expense. In addition, a Non-Employee director receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize taxable compensation, rather then dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction.

    The following table sets forth (i) the number of shares of Common Stock subject to options and restricted stock awards which would be granted initially to Non-Employee Directors on the date of the 1996 Meeting and (ii) the number of shares of Common Stock subject to options and restricted stock which would be granted on the date of each annual meeting of shareholders beginning with the 1996 Meeting.

                         LONG-TERM STOCK INCENTIVE PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                                                                                    SHARES OF
                                                    -------------------------------------------------------------------------
                                                       STOCK OPTIONS(1)                     RESTRICTED STOCK
                                                    ----------------------  -------------------------------------------------
                                                     INITIAL     ANNUAL       INITIAL    DOLLAR ($)    ANNUAL     DOLLAR ($)
POSITION                                             GRANTS      GRANTS       AWARDS     VALUE (2)     AWARDS      VALUE (2)
- --------------------------------------------------  ---------  -----------  -----------  ----------  -----------  -----------
All Non-Employee Directors as a Group.............     53,000       8,000        5,500   $  177,375       1,500    $  48,375
 (eight persons)

- ------------------------
(1) The purchase price per share will be the closing price of the Common Stock as reported in the New York Stock Exchange Composite Transactions on the date of grant.

(2) The dollar value is based on the closing price of $32.25 per share of Common Stock on March 20, 1996, as reported in the New York Stock Exchange Composite Transactions.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PLAN.

A copy of the Plan is attached as Exhibit A.

                                   PROPOSAL 3
                            APPOINTMENT OF AUDITORS

    The firm of Arthur Andersen, LLP has audited the accounts of the Company since 1945. The firm has been recommended by the Board of Directors to serve as independent auditors for the year 1996 following the favorable recommendation of the Audit Committee.

    A representative of Arthur Andersen, LLP is expected to be present at the shareholders' meeting. Such representative may make a statement and is expected to be available to respond to appropriate questions.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

                      SUBMISSION OF SHAREHOLDER PROPOSALS
                          FOR THE 1997 ANNUAL MEETING

    In order to be considered for inclusion in the Company's proxy materials for the 1997 Annual Meeting of Shareholders, shareholder proposals must be received by the Company, 520 Francis Street, P. O. Box 998, St. Joseph, Missouri 64502-0998, Attention: Office of the Corporate Secretary, no later than December 2, 1996.

                                 OTHER MATTERS

    ANYONE OWNING COMMON STOCK OF THE COMPANY AT THE RECORD DATE FOR THIS MEETING OR WHO SHALL IN GOOD FAITH REPRESENT TO THE COMPANY THAT HE WAS A BENEFICIAL OWNER OF COMMON STOCK ON SUCH DATE MAY, UPON WRITTEN OR ORAL REQUEST, OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1995, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY DIRECTING SUCH REQUEST TO THE OFFICE OF THE SECRETARY, 520 FRANCIS STREET, P. O. BOX 998, ST. JOSEPH, MISSOURI 64502-0998 [TELEPHONE (816) 387-6434].

    The Company knows of no other matters to be brought before the meeting. The enclosed form of proxy gives the proxies named therein discretionary authority to vote on any other matters properly presented at the meeting or any adjournments thereof.

    YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND PROMPTLY RETURN IN THE ENVELOPE PROVIDED.

                                             By Order of the Board of Directors:
                                                            GARY L. MYERS
                                                              Secretary
St. Joseph, Missouri
April 2, 1996

                                                                       EXHIBIT A

                        ST. JOSEPH LIGHT & POWER COMPANY
                         LONG-TERM STOCK INCENTIVE PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                                I.  INTRODUCTION

    1.1 PURPOSES. The purposes of the Long-Term Stock Incentive Plan for Non-Employee Directors (the "PLAN") of St. Joseph Light & Power Company (the "COMPANY") are (i) to align the interests of the Company's shareholders and the non-employee directors of the Company ("NON-EMPLOYEE DIRECTORS") by increasing the proprietary interest of the Non-Employee Directors in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining well-qualified persons for service as Non-Employee Directors and (iii) to motivate Non-Employee Directors to act in the long-term best interests of the Company's shareholders.

    1.2  CERTAIN DEFINITIONS.

    "AGREEMENT" shall mean the written agreement between the Company and a Non-Employee Director evidencing a Stock Option or Restricted Stock Award.

    "ANNUAL RESTRICTED STOCK AWARDS" shall have the meaning set forth in Section 3.1(a).

    "BOARD" shall mean the Board of Directors of the Company.

    "CHANGE IN CONTROL" shall have the meaning set forth in Section 4.7(b).

    "COMMITTEE" shall mean the Compensation Committee of the Board or any other committee designated by the Board to administer the Plan.

    "COMMON STOCK" shall mean the common stock, no par value, of the Company.

    "COMPANY" has the meaning specified in Section 1.1.

    "CORPORATE TRANSACTION" shall have the meaning set forth in Section
4.7(b)(3).

    "DISABILITY" shall mean the inability of a Non-Employee Director to perform substantially such Non-Employee Director's duties and responsibilities for a continuous period of at least six months, as determined solely by the Committee.

    "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

    "FAIR MARKET VALUE" shall mean the closing price of a share of Common Stock as reported in the New York Stock Exchange Composite Transactions on the date as of which such value is being determined, or, if the Common Stock is not listed on the New York Stock Exchange, the closing price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined, or, if there shall be no reported transaction for such date, on the next preceding date for which a transaction was reported; provided, however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

    "INCUMBENT BOARD" shall have the meaning set forth in Section 4.7(b)(2).

    "INITIAL RESTRICTED STOCK AWARDS" shall have the meaning set forth in
Section 3.1(a).

    "MATURE SHARES" shall mean shares of Common Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

    "NON-EMPLOYEE DIRECTOR" shall have the meaning set forth in Section 1.1.

    "OUTSTANDING COMMON STOCK" shall have the meaning set forth in Section 4.7(b)(1).

    "PERSON" shall have the meaning set forth in Section 4.7(b)(1).

    "RESTRICTED STOCK" shall mean shares of Common Stock which are subject to a Restriction Period.

    "RESTRICTED STOCK AWARD" shall mean an award of Restricted Stock under this Plan.

    "RESTRICTION PERIOD" shall mean, with respect to any Restricted Stock Award, the period during which such Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such Restricted Stock Award; provided, however, that the holder of a Restricted Stock Award may, with the written consent of the Board, tender the shares of Common Stock subject to such Award for sale or exchange in the event of any tender offer within the meaning of Section 14(d) of the Exchange Act.

    "STOCK OPTIONS" shall mean non-statutory options to purchase shares of Common Stock granted in accordance with Article II.

    "1996 MEETING" shall have the meaning set forth in Section 2.1(a).

    1.3 ADMINISTRATION. This Plan shall be administered by the Committee. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan. All such interpretations, rules and regulations shall be conclusive and binding on all parties. No member of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Stock Option or Restricted Stock Award.

    A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by a majority of the members of the Committee without a meeting.

    1.4 ELIGIBILITY. Only Non-Employee Directors shall be eligible to participate in this Plan.

    1.5 SHARES AVAILABLE. Subject to adjustment as provided in Section 4.6, 150,000 shares of Common Stock shall be available under this Plan, reduced by the sum of the aggregate number of shares of Common Stock (i) that are issued upon the grant of a Restricted Stock Award and (ii) which become subject to outstanding Stock Options. To the extent that shares of Common Stock subject to an outstanding Restricted Stock Award or Stock Option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such Restricted Stock Award or Stock Option or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of such Stock Option, then such shares of Common Stock shall again be available under this Plan.

    Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

    1.6 MINIMUM HOLDINGS. The Board believes each director should be a holder of Common Stock. As a result, on the date of the 1996 annual meeting of shareholders of the Company (the "1996 MEETING"), the Board shall establish a requirement of a minimum director stockholding. The Board, however, shall retain the authority to reduce or waive this minimum requirement for any director due to an extraordinary circumstance to be determined in the absolute discretion of the Board.

                               II.  STOCK OPTIONS

    2.1 ELIGIBILITY. Each Non-Employee Director shall be granted Stock Options as follows:

    (a) TIME OF GRANT. On the date of the 1996 Meeting, each person who is a Non-Employee Director immediately after the 1996 Meeting shall be granted a Stock Option to purchase 1,000 shares of Common Stock for each full year such person has served as a Non-Employee Director through the date of the 1996 Meeting at a purchase price per share equal to the Fair Market Value of a share of Common Stock on the date of grant of such Stock Option; provided, however, that the maximum number of shares of Common Stock subject to a Stock Option granted pursuant to this sentence shall be 7,000. In addition, on the date of the 1996 Meeting (or, if later, on the date on which a person is first elected or begins to serve as a Non-Employee Director other than by reason of termination of employment), and, thereafter, on the date of each annual meeting of shareholders of the Company, each person who is a Non-Employee Director immediately after such meeting of shareholders shall be granted a Stock Option to purchase 1,000 shares of Common Stock (which amount shall be pro-rated if such Non-Employee Director is first elected or begins to serve as a Non-Employee Director on a date other than the date of an annual meeting of shareholders) at a purchase price per share equal to the Fair Market Value of a share of Common Stock on the date of grant of such Stock Option.

    (b) OPTION PERIOD AND EXERCISABILITY. Each Stock Option shall be fully exercisable on and after its date of grant and shall expire ten years after its date of grant. An exercisable Stock Option, or portion thereof, may be exercised in whole or in part only with respect to whole shares of Common Stock.

    (c) METHOD OF EXERCISE. A Stock Option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (A) in cash, (B) by delivery of Mature Shares having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) by authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered upon exercise of the Stock Option having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the Stock Option and (ii) by executing such documents as the Company may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E) and the Company may require that the method of making such payment be in compliance with Section 16 under the Exchange Act and the rules and regulations thereunder. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid.

    2.2 TERMINATION OF DIRECTORSHIP. (a) DISABILITY. If the holder of a Stock Option ceases to be a director of the Company by reason of Disability, each Stock Option held by such holder may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earliest to occur of the (i) date which is three years after the effective date of such holder's ceasing to be a director and (ii) the expiration date of the terms of such Stock Option.

    (b) DEATH. If the holder of a Stock Option ceases to be a director of the Company by reason of death, each Stock Option held by such holder may thereafter be exercised by such holder's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until and including the earliest to occur of the (i) date which is one year after the date of death and
(ii) the expiration date of the term of such Stock Option.

    (c) OTHER TERMINATION. If the holder of a Stock Option ceases to be a director of the Company for any reason other than Disability or death, each Stock Option held by such holder may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earliest to occur of the (i) date which is six months after the effective date of such holder's ceasing to be a director and (ii) the expiration date of the term of such Stock Option.

    (d) DEATH FOLLOWING TERMINATION OF DIRECTORSHIP. If the holder of a Stock Option dies during the period set forth in Section 2.2(a) following such holder's ceasing to be a director of the Company by reason of Disability, or if such holder dies during the period set forth in Section 2.2(c) following such holder's ceasing to be a director of the Company for any reason other than ceasing to be a director of the Company by reason of Disability, each Stock Option held by such holder may thereafter be exercised by such holder's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until the earliest to occur of the (i) date which is six months after the date of death and (ii) the expiration date of the term of such Stock Option.

                               III.  STOCK AWARDS

    3.1 ELIGIBILITY. Each Non-Employee Director shall be granted Restricted Stock Awards as follows:

    (a) TIME OF GRANT. On the date of the 1996 Meeting, each person who is a Non-Employee Director immediately after the 1996 Meeting shall be granted a Restricted Stock Award for 500 shares of Common Stock (the "INITIAL RESTRICTED STOCK AWARDS"). In addition, on the date of the 1996 Meeting (or, if later, on the date on which a person is first elected or begins to serve as a Non-Employee Director other than by reason of termination of employment), and, thereafter, on the date of each annual meeting of shareholders of the Company, each person who is elected a director of the Company at such annual meeting and who is also a Non-Employee Director shall be granted a Restricted Stock Award for 500 shares of Common Stock (which amount shall be pro-rated if such Non-Employee Director is first elected or begins to serve as a Non-Employee Director on a date other than the date of an annual meeting of shareholders) ("ANNUAL RESTRICTED STOCK AWARDS").

    (b) VESTING. Subject to Section 4.7, the Restriction Period for each Initial Restricted Stock Award shall expire on the first to occur of (i) the re-election to the Board after the 1996 Meeting of the person who holds such Initial Restricted Stock Award and (ii) 5:00 p.m. on the date that the person who holds such Initial Restricted Stock Award ceases to serve as a director of the Company for any reason. Subject to Section 4.7, the Restriction Period for each Annual Restricted Stock Award shall expire on the first to occur of (i) 5:00 p.m. on the third anniversary of the date of grant of such Annual Restricted Stock Award and (ii) 5:00 p.m. on the date that the person who holds such Annual Restricted Stock Award ceases to serve as a director of the Company for any reason.

    3.2 SHARE CERTIFICATES. During the Restriction Period, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder's name and may bear a legend, in addition to any legend which may be required pursuant to Section 4.5, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company. Upon termination of any applicable Restriction Period, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such Restricted Stock Award.

    3.3 RIGHTS WITH RESPECT TO RESTRICTED STOCK AWARDS. The holder of a Restricted Stock Award shall have all rights as a shareholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

    3.4 TERMINATION OF DIRECTORSHIP. (a) INITIAL RESTRICTED STOCK AWARDS. In accordance with Section 3.1(b) and subject to Section 4.7, if the holder of an Initial Restricted Stock Award ceases to be a director of the Company for any reason prior to such holder's re-election to the Board after the 1996 Meeting, the Restriction Period for such Award shall expire at 5:00 p.m. on the date that such holder ceases to serve as a director of the Company.

    (b) ANNUAL RESTRICTED STOCK AWARDS. In accordance with Section 3.1(b) and subject to Section 4.7, if the holder of an Annual Restricted Stock Award ceases to be a director of the Company for any reason prior to 5:00 p.m. on the third anniversary of the date of grant of such Award, the Restriction Period for such Award shall expire at 5:00 p.m. on the date that such holder ceases to serve as a director of the Company.

                                  IV.  GENERAL

    4.1 EFFECTIVE DATE AND TERM OF PLAN. This Plan shall be submitted to the shareholders of the Company for approval and, if approved by the affirmative vote of a majority of the shares of Common Stock entitled to vote and represented in person or by proxy at the 1996 Meeting, shall become effective as of the date of approval by the Board. This Plan shall terminate when shares of Common Stock are no longer available under this Plan, unless this Plan is terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any Award granted prior to termination. In the event that this Plan is not approved by the shareholders of the Company, this Plan and any Awards hereunder shall be void and of no force or effect.

    4.2 AMENDMENTS. The Board may amend this Plan as it shall deem advisable, subject to any requirement of shareholder approval required by applicable law, rule or regulation including Rule 16b-3 under the Exchange Act; provided, however, that no amendment shall be made without shareholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 4.6) or (b) reduce the minimum purchase price in the case of a Stock Option; provided further that, subject to Section 4.6, the number of shares of Common Stock subject to an Award, the purchase price of shares of Common Stock subject to a Stock Option, the date of grant of any Award, the termination provisions relating to an Award, and the category of persons eligible to be granted an Award shall not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder. No amendment may impair the rights of a holder of an outstanding Award without the consent of such holder.

    4.3 AGREEMENT. Each Award shall be evidenced by an Agreement setting forth the terms and conditions applicable to such Award. No Award shall be valid until an Agreement is executed by the Company and the recipient of such Award and, upon execution by each party and delivery of the Agreement to the Company, such Award shall be effective as of the effective date set forth in the Agreement.

    4.4 NON-TRANSFERABILITY OF STOCK OPTIONS. No Stock Option shall be transferable other than (i) by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or (ii) as otherwise permitted under Rule 16b-3 under the Exchange Act. Except to the extent permitted by the foregoing sentence, each Stock Option may be exercised during the holder's lifetime only by the holder or the holder's legal representative or similar person. Except to the extent permitted by the second preceding sentence, no Stock Option may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any Stock Option, such Stock Option and all rights thereunder shall immediately become null and void.

    4.5 RESTRICTIONS ON SHARES. Each Award shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any Award bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

    4.6 ADJUSTMENT. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this plan, the number and class of securities subject to each outstanding Award, the purchase price (if any) per security and the number of securities subject to each Award to be granted under this plan, shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding Stock Options without an increase in the aggregate purchase price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being

(a) available under this Plan, such fractional security shall be disregarded, or
(b) subject to an Award under this Plan, the Company shall pay the holder of such Award, in connection with the first to occur after such adjustment of (1) the exercise or vesting of such Award in whole or in part and (2) the expiration, cancellation, termination or forfeiture of such Award in whole or in part, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the date of exercise, vesting, expiration, cancellation, termination or forfeiture, as the case may be, over (B) the exercise price, if any, of such Award.

    4.7  CHANGE IN CONTROL.

    (a) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse.

    (b)  "Change in Control" shall mean:

        (1) the acquisition by any individual, entity or group (a "PERSON"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 20% or more of the then outstanding shares of Common Stock (the "OUTSTANDING COMMON STOCK"); provided that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection
    (3) of this Section 4.7(b); and provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 20% or more of the Outstanding Common Stock by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

        (2) individuals who, immediately after the 1996 Meeting constitute the Board of Directors (the "INCUMBENT BOARD"), cease for any reason to constitute at least a majority of the Board; provided that any individual who becomes a director of the Company subsequent to the date of the 1996 Meeting whose election, or nomination for election by the Company's shareholders, was approved by the vote of at least 66 2/3% of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

        (3) approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a

    "CORPORATE TRANSACTION"); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 20% or more of the Outstanding Company Common Stock) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

        (4) approval by the shareholders of the Company of a plan of complete liquidation or dissolution of the Company.

    4.8 NO RIGHT OF PARTICIPATION OR EMPLOYMENT. No person shall have any right to participate in this Plan. Neither this Plan nor any Award shall confer upon any person any right to continue to serve as a director of the Company.

    4.9 RIGHTS AS SHAREHOLDER. No person shall have any right as a shareholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an Award unless and until such person becomes a shareholder of record with respect to such shares of Common Stock or equity security.

    4.10 GOVERNING LAW. This Plan, each Award and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Missouri and construed in accordance therewith without giving effect to principles of conflicts of laws.

    4.11 EFFECT ON OTHER BENEFITS. The value of any Awards (either on the date granted or at the time any restrictions on shares are terminated) shall not be included as compensation or earnings for purposes of the calculation of benefits under any other benefit plan of the Company.

PROXY                    ST. JOSEPH LIGHT & POWER COMPANY                 PROXY
                 FOR ANNUAL MEETING OF SHAREHOLDERS MAY 15, 1996
                     PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints T.F. STEINBECKER, G.L. MYERS and L.J. STOLL, and each of them, attorneys adn proxies for the undersigned with full power of substitution to vote at the Annual Meeting of Shareholdrs of St. Joseph Light & Power Company on May 15, 1996 and any adjournments thereof all shares of Common Stock which the undersigned would be entitled to vote if personally present.

UNLESS A CONTRARY VOTE IS SPECIFIED THIS PROXY WILL BE VOTED FOR EACH OF THE THREE NOMINEES FOR DIRECTOR AND FOR THE LISTED PROPOSALS. ANY SHARES HELD IN THE AUTOMATIC DIVIDEND REINVESTMENT AND OPTIONAL CASH PAYMENT PLAN WILL BE VOTED BY THE PLAN NOMINEE IN THE SAME MANNER AS SHARES REGISTERED IN THE PARTICIPANT'S NAME.

       PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY
                      USING THE ENCLOSED ENVELOPE
             (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                      ST. JOSEPH LIGHT & POWER COMPANY
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

[                                                                             ]

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS BELOW.

1. The election of the three (3) nominees for            FOR  WITHHELD  FOR ALL (EXCEPT NOMINEE(S) WRITTEN BELOW)
   directors. Class III (3-year term expiring             / /   / /      / /
   in 1999) Nominees: Messrs. Richard M.
   Burridge, Robert L. Simpson and Gerald R. Sprong.   _______________________

2. The approval of the Long-Term Stock Incentive        FOR  WITHHELD  ABSTAIN
   Plan for Non-Employee Directors.                     / /    / /      / /

3. The appointment of Arthur Andersen, LLP              FOR  WITHHELD  ABSTAIN
   as auditors for 1996.                                / /   / /      / /

4. In their discretion with respect to such other matters as may properly come before such meeting or any adjournments thereof.

                                                      Dated_________________, 1996

                                                      ____________________________
                                                      Signature(s)

                                                      ____________________________

THIS IS A PROXY - SEE REVERSE                         Please sign exactly as your name
                                                      appears on this card. For joint
                                                      accounts each owner should sign.
                                                      When signing as corporate officer,
                                                      attorney, executor, administrator,
                                                      trustee or guardian, please give
                                                      full title as such.
